EXHIBIT 7.2


CUTCO INDUSTRIES, INC.                       OFFICE OF THE CHAIRMAN OF THE BOARD





                                  June 16, 1997

Mr. Michael Kramer
9 Ryder Court
Dix Hills, NY  11746

                  Re: Amendment of Employment Agreement

Dear Mr. Kramer:

     On June 13, 1997, the Board of Directors approved the amendment to your present Employment Agreement to provide that the Agreement be extended on the same terms and conditions as the prior year for a one year period ending July 31, 1998.

     Kindly indicate your agreement to the above by signing below.

                                       Sincerely,

                                       CUTCO INDUSTRIES, INC.

                                       /s/Marvin W. Marcus
                                       ----------------------
mwm/ms                                 Marvin W. Marcus
                                       Chairman
AGREED TO:


           /s/ Michael Kramer
           -----------------------
           MICHAEL KRAMER